Exhibit 1

Grown Rogue Announces Amendments to Debentures; Issues
Shares and Warrants; and Grants Stock Options

Medford, Oregon,  July 10 , 2020 – Grown Rogue International Inc. (the “Company”) (CSE: GRIN) (OTCQX: GRUSF) today announced that it has amended the terms of its secured convertible debentures (the “Debentures”) and has cancelled the related common share purchase warrants (the “Warrants”) issued pursuant to non-brokered private placements in November of 2018 and May of 2019 (collectively, the “Amendments”). The amount owing under the Debentures is currently $2,950,000.

Pursuant to the Amendments, the maturity date of the Debentures has been extended from August 10, 2020 to November 1, 2021 and the conversion price has been lowered from $0.44 to $0.125 per common share of the Company. The new conversion price represents a 25% premium to the price that was required to be lowered to pursuant to the terms of the Debentures.

In addition, the Amendments provide that all 6,818,182 Warrants have been cancelled, and the same number of new warrants have been issued to the holders thereof (the “New Warrants”). The terms of the New Warrants are the same as the Warrants, except that (i) the expiry date of the New Warrants has been extended to November 1, 2021, (ii) the exercise price of the New Warrants has been lowered from $0.55 to $0.16 per common share of the Company, and (iii) the New Warrants issued to the investors who participated in the private placement in May of 2019 do not include the requirement for the Company to issue additional warrants to the warrant holders in the event the Company issues warrants with an exercise price below $0.55 per common share during the term of such New Warrants.

In consideration for the extension of the maturity date of the Debentures issued in 2019, the Company has issued an aggregate of 1,590,910 additional common share purchase warrants to the holders of such Debentures upon the same terms and conditions as the New Warrants.

The Company has also granted options to purchase an aggregate of 3,575,000 common shares of the Company (the “Stock Options”) to certain employees and consultants of the Company. The Stock Options are exercisable at a price of $0.15 per share for a period of four years from the date of issuance. A total of 2,000,000 Stock Options were granted to insiders of the Company. The common shares underlying the Stock Options are subject to a four month hold period expiring on November 11, 2020.

Further, the Company has issued a total of 255,636 common shares of the Company to certain directors and employees of the Company relating to amounts owed for services rendered. An additional 65,000 common shares of the Company was issued to the President and Chief Executive Officer of the Company in connection with a debt settlement. The above-mentioned common shares were issued at a price of $0.15 per share and are subject to a four month hold period expiring on November 11, 2020.

Insiders of the Company received an aggregate of 275,636 common shares and 2,000,000 Stock Options of the Company. The Company has relied on the exemptions from the valuation and minority shareholder approval requirements MI 61-101 contained in section 5.5(b) and 5.7(a) of MI 61-101 in respect of such insider participation.

For more information visit grownrogue.com, or follow us at facebook.com/grownrogue, instagram.com/grownrogue, twitter.com/grownrogue, or linkedin.com/company/grown-rogue

About Grown Rogue

Grown Rogue International (CSE: GRIN | OTC: GRUSF) is a vertically-integrated, multi-state Cannabis family of brands on a mission to inspire consumers to “enhance experiences” through cannabis. We have combined an expert management team, award winning cultivation team, state of the art indoor and outdoor manufacturing facilities, and consumer insight based product categorization, to create innovative products thoughtfully curated from “seed to experience”. The Grown Rogue family of products includes sungrown and indoor premium flower, patented nitrogen sealed pre-rolls along with chocolate edibles featuring a partnership with world-renowned chocolatier.

FORWARD LOOKING STATEMENTS

This press release contains statements which constitute “forward-looking information” within the meaning of applicable securities laws, including statements regarding the plans, intentions, beliefs and current expectations of the Company with respect to future business activities. Forward- looking information is often identified by the words “may,” “would,” “could,” “should,” “will,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “expect” or similar expressions and include information regarding: (i) statements regarding the future direction of the Company (ii) the ability of the Company to successfully achieve its business and financial objectives, (iii) plans for expansion of the Company into Michigan and securing applicable regulatory approvals, and (iv) expectations for other economic, business, and/or competitive factors. Investors are cautioned that forward-looking information is not based on historical facts but instead reflect the Company’s management’s expectations, estimates or projections concerning the business of the Company’s future results or events based on the opinions, assumptions and estimates of management considered reasonable at the date the statements are made. Although the Company believes that the expectations reflected in such forward-looking information are reasonable, such information involves risks and uncertainties, and undue reliance should not be placed on such information, as unknown or unpredictable factors could have material adverse effects on future results, performance or achievements of the combined company. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking information are the following: changes in general economic, business and political conditions, including changes in the financial markets; and in particular in the ability of the Company to raise debt and equity capital in the amounts and at the costs that it expects; adverse changes in the public perception of cannabis; decreases in the prevailing prices for cannabis and cannabis products in the markets that the Company operates in; adverse changes in applicable laws; or adverse changes in the application or enforcement of current laws; compliance with extensive government regulation and related costs, and other risks described in the Company’s public disclosure documents filed on www.sedar.com.

Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The Company does not intend, and does not assume any obligation, to update this forward-looking information except as otherwise required by applicable law.

Safe Harbor Statement:

This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company’s financing plans; (ii) trends affecting the Company’s financial condition or results of operations; (iii) the Company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Investors are cautioned that any such forward- looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk disclosed in the Company’s Form 20-F and 6-K filings with the Securities and Exchange Commission.

The Company is indirectly involved in the manufacture, possession, use, sale and distribution of cannabis in the recreational cannabis marketplace in the United States through its indirect operating subsidiaries. Local state laws where its subsidiaries operate permit such activities however, these activities are currently illegal under United States federal law. Additional information regarding this and other risks and uncertainties relating to the Company’s business are disclosed in the Company’s Listing Statement filed on its issuer profile on SEDAR at www.sedar.com. Should one or more of these risks, uncertainties or other factors materialize, or should assumptions underlying the forward-looking information or forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected.

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Contacts:

Obie Strickler

Chief Executive Officer

obie@grownrogue.com

Investor Relations Desk Inquiries

invest@grownrogue.com

(458) 226-2100